                                                                      Exhibit 99


Rowe Furniture Corporation and Wholly Owned Subsidiaries
Pro Forma Combined Financial Statements
(Unaudited)

The following pro forma combined balance sheet and statement of income as of and for the nine months ending August 30, 1998, and the combined statement of income for the year ended November 30, 1997 give effect to the acquisition of The Mitchell Gold Co. (MGC) by Rowe Furniture Corporation (the Company) as described in the following paragraphs.

On October 31, 1998, the Company acquired 100% of the issued and outstanding capital stock of MGC, a privately owned company. The purchase price for MGC consisted of (i) an initial payment of $13 million, comprised of $10 million in cash and $3 million of convertible debentures bearing interest at 7% per annum, and (ii) earn-out provisions allowing for a maximum purchase price of $32 million, if certain earnings targets are attained as defined in the purchase agreement.

The acquisition of MGC was effected pursuant to the stock purchase agreement dated as of September 25, 1998. The Company has accounted for such acquisition using the purchase method of accounting. In connection with this acquisition, the Company recorded cost in excess of net assets of the business acquired, which will be amortized over 20 years under the straight-line method.

The pro forma statements of income give effect to these transactions as if they had occurred at the beginning of the period presented and were carried forward through the period presented.

The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and MGC. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of the MGC and the Company appearing elsewhere herein and as filed under Forms 10-K and 10-Q.

Rowe Furniture Corporation and Wholly Owned Subsidiaries
Pro Forma Combined Balance Sheet
August 30, 1998
(Unaudited)


                                                            Historicals
                                                 -------------------------------
                                                      Rowe               The
                                                    Furniture          Mitchell          Pro Forma         Pro Forma
                                                   Corporation         Gold Co.         Adjustments        Combined
                                                   -----------         --------         -----------        ---------
                                                                             (in thousands)
ASSETS
Accounts receivable, net                                $ 27,030       $   486            $     -           $ 27,516
Inventories                                               16,658         5,120                  -             21,778
Other current assets                                         947           235                  -              1,182
                                                        --------       -------            -------           --------
Total Current Assets                                      44,635         5,841                  -             50,476
                                                        --------       -------            -------           --------

                                                                              (6)           3,266
Property and equipment, net                               17,768         1,992(7)             528             23,554
Notes receivable                                               -         3,266(6)          (3,266)                 -
Investment property                                        7,872             -                  -              7,872
Goodwill                                                       -             -(7)           9,969              9,969
Other assets                                               9,131         3,361                  -             12,492
                                                        --------       -------            -------           --------
Total Assets                                            $ 79,406       $14,460            $10,497           $104,363
                                                        ========       =======            =======           ========

LIABILITIES
Short-term bank borrowings                              $ 12,716       $ 1,332            $     -           $ 14,048
Accounts payable                                          12,051         3,535                  -             15,586
Other current liabilities                                  7,465           103                  -              7,568
                                                        --------       -------            -------           --------
Total current liabilities                                 32,232         4,970                  -             37,202
                                                        --------       -------            -------           --------
Long-term debt                                                           6,772(7)          13,000             19,772
Other liabilities                                          4,925             -(7)             215              5,140
                                                        --------       -------            -------           --------
       Total Liabilities                                  37,157        11,742             13,215             62,114
                                                        --------       -------            -------           --------

       STOCKHOLDERS' EQUITY
Common stock                                              14,872             -(7)               -             14,872
Capital in excess of par value                             9,269             -                  -              9,269
Retained earnings                                         35,142         2,718(7)          (2,718)            35,142
Less treasury stock                                      (17,034)            -                               (17,034)
                                                        --------       -------            -------           --------
Total Stockholders' Equity                                42,249         2,718             (2,718)            42,249
                                                        --------       -------            -------           --------

Total Liabilities and Stockholders' Equity              $ 79,406       $14,460            $10,497           $104,363
                                                        ========       =======            =======           ========

Rowe Furniture Corporation and Wholly Owned Subsidiaries
Pro Forma Combined Statement of Income
For the Nine Months Ended August 30, 1998
(Unaudited)


                                          Historicals
                                     ----------------------
                                        Rowe         The
                                      Furniture    Mitchell     Pro Forma    Pro Forma
                                     Corporation   Gold Co.    Adjustments   Combined
                                     -----------   --------    -----------   ---------
                                         (in thousands, except per share amounts)
Net shipments                         $138,920      $26,194             -     $165,114
Cost of shipments                      102,602       20,290(4)         17      122,909
                                      --------      -------         -----     --------
  Gross profit                          36,318        5,904            17       42,205

                                                           (1)        373
Selling and administrative expenses     24,929        4,066(3)        154       29,522
                                      --------      -------         -----     --------
  Operating income                      11,389        1,838           544       12,683

Interest expense                           384          554(2)        590        1,528

Other income                               774          212                        986
                                      --------      -------         -----     --------
  Earnings before taxes                 11,779        1,496         1,134       12,141

Taxes on income                          4,520          620(5)        295        4,845
                                      --------      -------         -----     --------

Net earnings                          $  7,259      $   876         $ 839     $  7,296
                                      ========      =======         =====     ========

Earnings per common share             $   0.58                                $   0.58
                                      ========                                ========
Weighted average common
 shares                                 12,478                                  12,478
                                      ========                                ========
Earnings per common share
 assuming dilution                    $   0.56                                $   0.57
                                      ========                                ========
Weighted average common
 shares and equivalents                 12,937                                  12,988
                                      ========                                ========

Rowe Furniture Corporation and Wholly Owned Subsidiaries
Notes to the Pro Forma Combined Financial Statements
(Unaudited)




Proforma Adjustments:
--------------------------------------------------------------------------------

(1)          Adjust amortization of goodwill on the acquisition.

(2) Reflect interest expense associated with the financing agreement (5.76%) used to pay the cash portion of the purchase price and the convertible debenture issued in the purchase.

(3) Reflect increase in salary expense to the former shareholders of The Mitchell Gold Co. pursuant to employment contracts.

(4) Depreciation impact of fair value adjustment to identifiable assets.

(5)          Properly reflect income tax expense on a pro forma basis.

(6) Transfer the ownership of a building under construction from the former shareholders to The Mitchell Gold Co. pursuant to the purchase agreement.

(7) Recognition of the excess of the purchase price over the net assets acquired (goodwill of $9,969,000), related fair value adjustment to identifiable assets ($528,000), deferred taxes related to the fair value adjustment ($215,000), increase in debt ($3,000,000 convertible debenture and $10,000,000 bank debt), and elimination of equity of The Mitchell Gold Co. ($200 common stock and $2,718,000 retained earnings).

Rowe Furniture Corporation and Wholly Owned Subsidiaries
Pro Forma Combined Statement of Income
For the Year Ended November 30, 1997
(Unaudited)

                                                          Historicals
                                                    ----------------------
                                                        Rowe        The
                                                     Furniture    Mitchell             Pro Forma   Pro Forma
                                                    Corporation   Gold Co.            Adjustments   Combined
                                                    -----------   --------            -----------  ---------
                                                           (in thousands, except for per share amounts)
Net shipments                                          $144,118    $23,572            $         -   $167,690
Cost of shipments                                       105,164     17,855   (4)               23    123,042
                                                       --------    -------            -----------   --------
  Gross profit                                           38,954      5,717                     23     44,648

                                                                             (1)              497
Selling and administrative expenses                      30,179      3,971   (3)              340     34,987
                                                       --------    -------            -----------   --------

  Operating income                                        8,775      1,746                    860      9,661

Interest expense                                            279        423   (2)              786      1,488

Other income                                              1,390          -                      -      1,390
                                                       --------    -------            -----------   --------

  Earnings before taxes                                   9,886      1,323                  1,646      9,563

Taxes on income                                           3,600        553   (5)              426      3,727
                                                       --------    -------            -----------   --------

Net earnings                                           $  6,286    $   770            $     1,220   $  5,836
                                                       ========    =======            ===========   ========

Earnings per common share                              $   0.49                                     $   0.45
                                                       ========                                     ========

Weighted average common shares                           12,955                                       12,955
                                                       ========                                     ========

Earnings per common share assuming dilution            $   0.47                                     $   0.45
                                                       ========                                     ========

Weighted average common shares and equivalents           13,333                                       13,336
                                                       ========                                     ========

                                                           The Mitchell Gold Co.


================================================================================

                                                            Financial Statements

                                             Years Ended April 30, 1998 and 1997

                                                           The Mitchell Gold Co.

                                                                        Contents

================================================================================


          Independent Accountants' Report                                   3

          Financial Statements

            Balance Sheets                                                  4
            Statements of Income                                            5
            Statements of Retained Earnings                                 6
            Statements of Cash Flows                                        7
            Summary of Accounting Policies                                  8
            Notes to Financial Statements                                  10

                       [LETTERHEAD OF IBDO APPEARS HERE]


Independent Accountants' Report



The Mitchell Gold Co.
Hiddenite, North Carolina

We have audited the accompanying balance sheets of The Mitchell Gold Co. as of April 30, 1998 and 1997 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Mitchell Gold Co. at April 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                            /s/ BDO Seidman, LLP

September 16, 1998


==============================================================================

April 30,                                           1998              1997
------------------------------------------------------------------------------
Assets

Current
   Cash                                        $      70,172     $      46,365
   Accounts receivable:
    Factored (Note 1)                                720,826           344,958
    Trade                                             43,775            28,362
    Other                                             21,402            90,266
   Inventories (Notes 2 and 3)                     4,909,526         2,973,240
   Prepaid expenses                                  154,108            12,373
   Advances to affiliates (Note 7)                   246,324                 -
------------------------------------------------------------------------------

Total current assets                               6,166,133         3,495,564

Property and equipment (Notes 3 and 4)
   Land and land improvements                         77,906            77,906
   Buildings and improvements                        996,225         1,005,505
   Machinery and equipment                           538,756           444,051
   Showroom accessories                               78,143            78,143
   Showroom improvements                             115,531            89,451
   Motor vehicles                                    361,779           322,912
   Office furniture and equipment                    384,244           281,188
------------------------------------------------------------------------------

                                                   2,552,584         2,299,156
   Less accumulated depreciation                     923,032           720,129
------------------------------------------------------------------------------

Net property and equipment                         1,629,552         1,579,027
------------------------------------------------------------------------------

Advances to shareholders (Note 7)                    144,699                 -

Restricted cash and cash equivalents (Note 4)      5,275,902                 -

Other
   Deferred loan costs, net (Note 4)                 221,225            12,092
   Miscellaneous                                      34,537            73,672
------------------------------------------------------------------------------

Total other assets                                   255,762            85,764
------------------------------------------------------------------------------

                                               $  13,472,048     $   5,160,355
==============================================================================

                                                           The Mitchell Gold Co.

                                                                  Balance Sheets

=================================================================================

April 30,                                              1998              1997
---------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities
   Line of credit (Note 3)                        $     800,000     $     500,000
   Accounts payable - trade                           2,217,861         1,593,764
   Accrued expenses:
    Compensation                                        500,147           256,190
    Income taxes (Note 6)                               422,156           139,604
    Other                                                72,155            72,674
   Current portion of long-term debt (Note 4)           454,795           233,879
---------------------------------------------------------------------------------

Total current liabilities                             4,467,114         2,796,111






Long-term debt, net of current portion (Note 4)       6,608,678         1,058,708
---------------------------------------------------------------------------------

Total liabilities                                    11,075,792         3,854,819
---------------------------------------------------------------------------------


Commitments and contingencies (Note 5)


Stockholders' equity
   Common stock, $10 par value, 10,000 shares
    authorized, 20 shares issued and outstanding            200               200
   Retained earnings                                  2,396,056         1,305,336
---------------------------------------------------------------------------------

Total stockholders' equity                            2,396,256         1,305,536
---------------------------------------------------------------------------------

                                                  $  13,472,048     $   5,160,355
=================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                                           The Mitchell Gold Co.

                                                            Statements of Income

=========================================================================

Year ended April 30,                          1998                1997
-------------------------------------------------------------------------
Net sales                                $  30,204,947     $   17,657,295

Cost of sales                               23,133,244         13,268,500
-------------------------------------------------------------------------

Gross profit on sales                        7,071,703          4,388,795
-------------------------------------------------------------------------

Operating expenses
   Selling                                   2,241,433          1,599,808
   Administrative                            2,514,136          1,586,303
-------------------------------------------------------------------------

Total operating expenses                     4,755,569          3,186,111
-------------------------------------------------------------------------

Operating income                             2,316,134          1,202,684

Other income (expense)                         121,022             (8,476)

Interest expense                              (576,436)          (306,460)
-------------------------------------------------------------------------

Income before income taxes                   1,860,720            887,748

Income taxes (Note 6)                          770,000            391,539
-------------------------------------------------------------------------

Net income                               $   1,090,720     $      496,209
=========================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                                           The Mitchell Gold Co.

                                                 Statements of Retained Earnings

========================================================================

Year ended April 30,                          1998              1997
------------------------------------------------------------------------
Balance, beginning of year               $   1,305,336     $     809,127

Net income for the year                      1,090,720           496,209
------------------------------------------------------------------------

Balance, end of year                     $   2,396,056     $   1,305,336
========================================================================

See accompanying summary of accounting policies and notes to financial statements.


===================================================================================================

Year ended April 30,                                                    1998                1997
---------------------------------------------------------------------------------------------------
Operating activities
   Net income                                                      $   1,090,720     $      496,209
   Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
       Depreciation and amortization                                     243,996            154,651
       Deferred income taxes                                             (18,461)                 -
       Provision for bad debts                                             3,710                  -
       Changes in operating assets and liabilities:
         Accounts receivable                                              49,741           (116,145)
         Inventories                                                  (1,936,286)        (1,660,998)
         Prepaid expenses and other current assets                      (141,785)            14,843
         Other non-current assets                                         37,268            (71,072)
         Accounts payable                                                624,097            994,555
         Accrued expenses                                                263,766            161,484
         Income taxes payable                                            282,552            (20,089)
---------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                      499,368            (46,562)
---------------------------------------------------------------------------------------------------

Investing activities
   Purchases of property and equipment                                  (253,428)          (611,421)
   Purchase of restricted cash and cash equivalents                   (6,000,000)                 -
   Proceeds from the restricted cash and cash   equivalents              724,098                  -
   Advances to affiliate                                                (391,023)                 -
---------------------------------------------------------------------------------------------------

Net cash used in investing activities                                 (5,920,353)          (611,421)
---------------------------------------------------------------------------------------------------

                                                           The Mitchell Gold Co.

                                                        Statements of Cash Flows

====================================================================================

Year ended April 30,                                     1998                1997
------------------------------------------------------------------------------------
Financing activities
   Proceeds from line of credit - net                     300,000            500,000
   Proceeds from issuance of long-term debt             6,000,000            251,069
   Payments of long-term debt                            (229,114)          (190,235)
   Payments of loan costs                                (250,226)                 -
   Change in factored accounts receivable                (375,868)           117,176
------------------------------------------------------------------------------------

Net cash provided by financing activities               5,444,792            678,010
------------------------------------------------------------------------------------


Net increase in cash                                       23,807             20,027


Cash, beginning of year                                    46,365             26,338
------------------------------------------------------------------------------------

Cash, end of year                                   $      70,172     $       46,365
====================================================================================





Supplemental Disclosures of Cash Flow Information
   Cash paid during the year for:
    Income taxes                                    $     510,910     $      393,168
    Interest                                              603,500            217,136
====================================================================================

See accompanying summary of accounting policies and notes to financial statements.

                                                           The Mitchell Gold Co.

                                                  Summary of Accounting Policies

================================================================================
Business The Company manufacturers fully upholstered and slip-covered furniture, selling primarily in the United States to national catalogue and retail stores. Sales are recognized when products are shipped and invoiced to customers.

Estimates                   The preparation of financial statements in
                            conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Significant Customers       Four customers accounted for approximately 70% and
                            55% of the Company's sales during 1998 and 1997, respectively.

Inventories                 Inventories are valued at the lower of cost (first-
                            in, first-out) or market.

Property, Equipment and     Property and equipment are stated at cost.
 Depreciation               Depreciation is computed over the following
                            estimated useful lives of the assets using principally the straight-line method for financial reporting and accelerated methods for income tax purposes:

                                                                           Years
                            ----------------------------------------------------
                            Land improvements                                 15
                            Buildings and improvements                      9-39
                            Machinery and equipment                          5-7
                            Showroom accessories                               7
                            Showroom improvements                           7-39
                            Motor vehicles                                   3-5
                            Office furniture and equipment                   5-7
                            ====================================================

                                                           The Mitchell Gold Co.

                                                  Summary of Accounting Policies

================================================================================
Long-Lived Assets           Long-lived assets, such as property and equipment,
                            are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with Statement of Financial Accounting Standards No. 121,
                            "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which is effective for fiscal years beginning after December 15, 1995. No impairment losses have been necessary through April 30, 1998.

Advertising                 Advertising costs are expensed as incurred. The
                            charges to expense for the year ended April 30, 1998 and 1997 were approximately $405,000 and $400,000, respectively.

Income Taxes                The Company follows the requirements of Statement of
                            Financial Accounting Standards ("SFAS") No. 109,
                            "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate.
                            Deferred income tax expenses or credits are based on the changes in the assets or liability from period to period.

Reclassification            Certain reclassification of prior year financial
                            statement balances have been made to conform with current year presentation.

                                                           The Mitchell Gold Co.

                                                   Notes to Financial Statements

================================================================================
1.  Accounts Receivable     The Company factors the majority of its accounts
                            receivables under an agreement whereby the factor assumes the credit risk for approved accounts receivable without recourse. Certain other accounts receivable may be assumed by the factor with recourse. The agreement grants the factor a security interest in all accounts receivable whether or not assigned. The factoring agreement also provides that the Company must maintain a reserve balance equal to 10% of the accounts receivable carried by the factor. The Company paid interest on the average daily funds advanced in monthly installments at prime plus 1 and 3/4% (10.25%) per annum for the year ending April 30, 1998. At April 30, 1998 and
                            1997, the accounts receivable assigned to the factor were $3,770,960 and $2,627,624, respectively, of which $44,849 and $3,079 were held with full recourse.

2.  Inventories             Inventories are summarized as follows:

                            April 30,                   1998            1997
                            ----------------------------------------------------

                            Raw materials            $ 2,979,011     $ 2,061,573
                            Work-in-progress             661,389         315,705
                            Finished goods             1,269,126         595,962
                            ----------------------------------------------------

                                                     $ 4,909,526     $ 2,973,240
                            ====================================================

3.  Line of Credit          At April 30, 1998 and 1997 the Company had a
                            $800,000 and $500,000 revolving credit facility with a bank that expires in January 1999. Borrowings under the line bear interest at the bank's prime rate (8.5%) plus 0.5 and 1% at April 30, 1998 and
                            1997, respectively. The revolving credit facility is collateralized by machinery and equipment, buildings, and inventory. At April 30, 1998 and 1997 the revolving credit facility was fully utilized.

                                                           The Mitchell Gold Co.

                                                   Notes to Financial Statements

============================================================================================================================

4.  Long-Term Debt  Long-term debt consists of:
                    April 30,                                                                1998            1997
                    ------------------------------------------------------------------------------------------------
                    Industrial Revenue Bonds, described below                          $ 6,000,000               -

                    Note payable to bank, payable in
                    monthly installments of principal and
                    interest of $6,000, through January 2005,
                    interest at the stated rate of the lender's prime rate plus 1%
                    (9.5%), collateralized by real property                                375,884         409,568

                    Note payable to bank, payable in monthly installments of
                    principal and interest of $3,192, through April 2001, interest at the stated rate of the lender's prime rate plus 1% (9.5%),
                    collateralized by real property                                        278,829         289,679

                    8.5% notes payable to individuals, due November 1999,
                    collateralized by real property                                        254,129         375,283

                    Note payable to bank, payable in monthly installments of $1,466, through February 2001, interest at the stated rate of the
                    lender's prime rate (8.5%), secured by motor vehicles                   43,615          56,798

                    Note payable to financial institution, payable in monthly
                    installments of principal and interest of $1,662, through
                    August 2000, interest stated at 9%, secured by a motor vehicle          40,467          56,316

                                                           The Mitchell Gold Co.

                                                   Notes to Financial Statements

============================================================================================================================
                            Note payable to financial institution, payable in monthly
                            installments of principal and interest of $1,478, through
                            August 2000, interest stated at 8.5%, secured by a motor vehicle        36,135          50,325

                            Note payable to county, payable in monthly installments of $728, through April 2002, interest stated at 6%, collateralized by
                            real property                                                           30,054          37,300

                            Note payable to bank, payable in monthly installments of
                            principal and interest of $525, through January 1999, interest at the stated rate of the lender's prime rate plus 1% (9.5%),
                            secured by a motor vehicle                                               4,360           9,943

                            Lease payable to leasing company, payable in monthly
                            installments of principal and interest of $847 through February
                            1998, interest stated at 8.5% secured by a computer                          -           7,375
                            ------------------------------------------------------------------------------------------------

                            Total                                                                7,063,473       1,292,587

                            Less current maturities                                                454,795         233,879
                            ------------------------------------------------------------------------------------------------

                            Total long-term debt                                              $  6,608,678       1,058,708
                            ================================================================================================

                            The approximate amounts of long-term debt maturing in each of the next five years are as follows:  1999 - $454,795; 2000 -
                            $457,706; 2001 - $558,584; 2002 - $292,750; 2003 - $300,406;
                            thereafter - $4,999,232.

                            On November 1, 1997, the Company received $6 million in proceeds from the issuance of Industrial Revenue Bonds from the Alexander
                            County Industrial Facilities and Pollution Control Financing
                            Authority (Authority).  The industrial revenue bonds are payable in varying installments through 2017, with interest paid monthly at variable rates determined by the Remarketing Agent of

                                                           The Mitchell Gold Co.

                                                   Notes to Financial Statements

================================================================================

                            the Authority (4.57% at April 1998) with an option to convert to a fixed rate. The proceeds are to be used to purchase $1 million in equipment which will be owned by the Company and the remaining $5 million is to be loaned to the stockholders to construct a new plant facility which will be leased to the Company (see Note 7). The proceeds of the loan were invested in cash equivalents with Norwest Bank, who is serving as trustee over the bond's proceeds. Furthermore, the Company obtained a irrevocable letter of credit of $6,112,000 from SouthTrust Bank to serve as collateral for the loan.

                            In 1998, the Company incurred $162,087 in costs associated with the issuance of the industrial revenue bonds. Such costs are being amortized over the length of the loan agreement. Accumulated amortization at April 30, 1998 was $3,593.

                            In addition, the loan agreement contains covenants with respect to debt to tangible net worth and debt service coverage. At April 30, 1998 after giving effect to waivers granted by the bank, the Company is in compliance with the provisions of the agreement.

5.    Commitments and       Retirement Plan
      Contingencies
                            The Company sponsors a 401(k) savings plan covering substantially all employees. Matching contributions are at the discretion of the Company. Employees vest immediately in their contributions and are fully vested in the Company's contributions after 7 years.
                            The Company's expense under the 401(k) plan was $32,227 during the year ended April 30, 1998. No expense was incurred during the year ending April
                            30, 1997.

                            Self Insurance Plan

                            The Company is self-insured for certain health benefits up to $15,000 and $10,000 per individual, with certain maximum aggregate policy limits per claim year. The cost of such benefits is recognized as an expense in the period the claim occurs. The cost amounted to $225,043 and $180,079 during the years ending April 30, 1998 and 1997. Self-insurance costs are accrued based upon

                                                           The Mitchell Gold Co.

                                                   Notes to Financial Statements

================================================================================

                            the aggregate of the liability for reported claims and an estimated liability for claims incurred but not reported.

                            Operating Leases

                            The Company leases a showroom, certain warehouses, and plant facilities. The leases for the existing warehouses and plant facilities will expire within the next fiscal year. The leases are not expected to be renewed due to the construction of a new plant facility in which operations are expected to commence in November 1998. The lease for the new plant facility will be with the Company's stockholders and ends on the twenty-first anniversary date of the commencement date. Beginning at the new plant facility's commencement date, annual rent will be $600,000 the first year, $480,000 the second year, and will increase $4,800 each year thereafter. Furthermore, the Company leases its showroom located in High Point, North Carolina from its stockholders. The term of the lease is twenty-one years beginning May 1, 1997 at a monthly rental of $21,000 for the first year. After the first year, annual rental will increase $12,600 each year thereafter.

                            Commitments for minimum rentals under non-cancelable leases at April 30, 1998 are as follows:

                                                                           Total
                            ----------------------------------------------------

                            1999                                     $   861,463
                            2000                                         797,200
                            2001                                         773,000
                            2002                                         790,400
                            2003                                         806,200
                            ----------------------------------------------------

                            Total                                    $ 4,028,263
                            ====================================================

                            Rent expense for the year ending April 30, 1998 and 1997 was approximately $618,000 and $306,000, respectively, of which $252,000 and $164,000 were payments to stockholders.

6.  Income Taxes            Components of the income tax provision are as
                            follows:

                            Year ended April 30,                      1998           1997
                            ---------------------------------------------------------------
                            Current income tax provision
                             Federal                              $  620,000     $  318,402
                             State                                   150,000         73,137
                            ---------------------------------------------------------------
                            Total current income tax provision    $  770,000     $  391,539
                            ===============================================================

7.  Related Party           The Company holds a note receivable from the
    Transactions            stockholders for advances for the construction of
                            the new plant facility (see Note 5), $391,023 is outstanding at April 30, 1998. The note bears interest at a varying rate corresponding with the industrial revenue bonds (see Note 4) and will mature November 2017.

The Mitchell Gold Co.
Balance Sheets
August 31,1998 and 1997
(Unaudited)

                                                 1998         1997
                                             -----------  -----------
Assets:

Current:
Cash and cash equivalents                    $   112,795   $   18,512
Accounts receivable, net                         485,993      560,879
Inventories (Note 3)                           5,120,460    3,413,037
Other current assets                             122,170       56,037
                                             -----------  -----------
   Total current assets                        5,841,418    4,048,465
                                             -----------  -----------

Property and equipment, net                    1,991,360    1,519,178

Receivable from stockholders                   3,266,302            -

Other assets, including restricted
 cash of $3,144,122 at 1998                    3,361,242       87,544
                                             -----------  -----------

                                             $14,460,322   $5,655,187
                                             ===========   ==========


Liabilities:

Current:
Short-term bank borrowings and
 current maturities                          $ 1,331,604   $1,039,033
Accounts payable and accrued liabilities       3,535,268    1,977,667
Income tax payable                               103,272      126,599
                                             -----------  -----------
   Total current liabilities                   4,970,144    3,143,299

Long-term debt                                 6,772,293    1,017,586
                                             -----------  -----------


Total Liabilities                             11,742,437    4,160,885
                                             -----------  -----------

Stockholders' Equity:

Common stock                                         200          200
Retained earnings                              2,717,685    1,494,102
                                             -----------  -----------
   Total stockholders' equity                  2,717,885    1,494,302
                                             -----------  -----------

                                             $14,460,322   $5,655,187
                                             ===========   ==========


See notes to financial statements.

The Mitchell Gold Co.
Statements of Income
Four Months Ended August 31, 1998
(Unaudited)


                                         1998               1997
                                      -----------       -----------
Net sales                             $10,873,217        $7,298,332
Cost of goods sold                      8,420,440         5,528,486
                                      -----------       -----------
   Gross margin                         2,452,777         1,769,846

Operating expenses                      1,767,927         1,302,268
                                      -----------       -----------

Income from operations                    684,850           467,578

Other expense                            (248,986)         (162,108)

Other income                               90,964               102
                                      -----------       -----------

Income before taxes on income             526,828           305,572

Taxes on income                           205,199           116,805
                                      -----------       -----------

Net income                            $   321,629        $  188,767
                                      ===========       ===========


See notes to financial statements.

THE MITCHELL GOLD CO.
STATEMENTS OF CASH FLOW
FOUR MONTHS ENDED AUGUST 30, 1998 AND 1997
(UNAUDITED)


                                                                                  1998                    1997
                                                                               -----------             -----------

OPERATING ACTIVITIES
  Net income                                                                   $   321,629             $   188,767
  Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
   Depreciation and amortization                                                    68,618                  76,666
   Changes in operating assets and liabilities:
   Inventories                                                                    (210,934)               (439,797)
   Other current assets                                                             31,938                 (45,444)
   Accounts payable and accrued liabilities                                        745,105                  55,039
   Income taxes payable                                                           (318,884)                (13,005)
                                                                               -----------             -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                637,472                (177,774)
                                                                               -----------             -----------
INVESTING ACTIVITIES
   Purchases of fixed assets                                                      (430,426)                (16,818)
   Redemption of restricted cash                                                 2,170,422                      --
   Advances to stockholders                                                     (2,875,279                      --
                                                                               -----------             -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                             (1,135,283)                (16,818)
                                                                               -----------             -----------

FINANCING ACTIVITIES
   Proceeds (net of repayments) from borrowings                                    240,424                 264,032
   Change in factored accounts receivable                                          300,010                 (97,293)
                                                                               -----------             -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                540,434                 166,739
                                                                               -----------             -----------

NET INCREASE (DECREASE) IN CASH
   Cash, beginning of period                                                        42,623                 (27,853)
   Cash, ending beginning of period                                                 70,172                  46,365
                                                                               -----------             -----------
                                                                               $   112,795             $    18,512
                                                                               ===========             ===========



The Mitchell Gold Co.
Notes to Financial Statements
August 31,1998 and 1997
(Unaudited)



Note 1 - In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of August 30, 1998 and 1997 and the results of operations and cash flows for the nine-months ended August 30, 1998 and 1997.

Note 2 - The results of operations for the nine-months ended August 30, 1998 and 1997 are not necessarily indicative of the results of operations for the full year.

Note 3 - Inventory components are as follows:

                                   August 30,         August 30,
                                      1998               1997
                                   ----------         ----------
       Finished Goods              $1,269,126         $  680,737
       Work-in-Process                661,389            315,705
       Raw Materials                3,189,945          2,416,595
                                   ----------         ----------
                                   $5,120,460         $3,413,037
                                   ==========         ==========